EMPLOYMENT AGREEMENT

                                (James D. Murphy)


                  THIS AGREEMENT (this "Agreement") is entered into as of this 9th day of August, 1999 by and between James D. Murphy (the "Executive") and American Safety Razor Company, a Delaware corporation (the "Company").

                  WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of February 12, 1999, by and among the Company, RSA Holdings Corp. of Delaware ("Holdings"), and RSA Acquisition Corp. ("Acquisition") which contemplates the Merger of Acquisition with and into the Company (the "Merger") and is to be capitalized as of the closing of such Merger; and

                  WHEREAS, the Company desires to obtain the benefit of the experience, supervision and services of the Executive in connection with the Merger and thereafter and desires to employ the Executive upon the terms and conditions hereinafter set forth, and the Executive is willing and able to accept such employment on such terms and conditions.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

         1. Employment Duties. From and after the date of the Merger, the Company shall employ the Executive, and the Executive agrees to serve and accept employment, for the Term (as hereinafter defined), as President and Chief Executive Officer of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board"), and, in connection therewith, to reside in the United States and to oversee and direct the operations of the Company and to perform such other duties consistent with the responsibilities of a President and Chief Executive Officer. During the Term, the Executive shall devote all of his time, energy, experience and talents during regular business hours, and as otherwise reasonably necessary, to such employment, shall devote his best efforts to advance the interests of the Company and shall not engage in any other business activities of a material nature, as an employee, director, consultant or in any other capacity, whether or not he receives any compensation therefor, without the prior written consent of the Board.

         2. Term of Employment. The Term of the Executive's employment hereunder shall commence on the date of the Merger and continue until December 31, 2003 (the "Term"), unless sooner terminated pursuant to this Agreement.

     3. Compensation; Reimbursement. Commencing on the date of the Merger, the Company shall pay or provide to the Executive as follows, in full satisfaction for his services provided pursuant hereto:

                  (a) Base Salary. A base salary payable in equal monthly installments at the rate of $400,000 per annum during the Term ("Base Salary"). The Board will annually review the Base Salary payable to the Executive hereunder beginning in 2000. Necessary withholding taxes, FICA contributions and the like shall be deducted from such Base Salary.

                  (b) Cash Bonus. For each fiscal year a cash bonus pool will be established for the Executive if the Company achieves (as determined by the Board) 90% or more of the EBITDA target for such year as set forth in the Company's annual budget as approved by the Board (the "Annual
         EBITDA Target"). Such bonus pool will equal 0% of Executive's Base Salary if the Company has achieved 90% of the Annual EBITDA Target for such year and will increase on a linear basis to 75% of Executives Base Salary (the "Plan Bonus") if the company has achieved 100% of the Annual EBITDA Target. If the Company achieves in excess of 100% of the Annual EBITDA Target, the Plan Bonus will be increased by 3.5% for each 1.0% of performance above the Annual EBITDA Target (e.g. if 110% of the Annual EBITDA Target is achieved, the bonus pool will equal 101.25% of Executives Base Salary. For each fiscal year, two-thirds of such cash bonus pool, calculated as aforesaid, shall be paid to the Executive as bonus compensation. Payment of the remaining one-third shall be subject to the discretion of the Compensation Committee of the Board based on the Company's having achieved certain pre-set operating objectives for each such fiscal year.

                  (c) Perquisites. The Company shall lease, for the benefit and use of the Executive, an automobile of the Executive's choice, with all insurance and other expenses relating thereto, the cost thereof in the range of $800 per month.

                  (d)  Benefits.   Such  health,  life,  disability,   vacation,
         pension, sick leave and other benefits as are generally made available by the Company to its executive employees.

                  (e) Stock Options. In addition to the compensation payable to the Executive as set forth hereinabove, the Executive shall be entitled to receive certain stock options pursuant to one or more executive or employee stock option plans to be adopted by Holdings.

     4. Termination. Unless this Agreement terminates at the expiration of the Term, this Agreement may be terminated as follows:

                  4.1 Upon Death. If the Executive dies during the Term, this Agreement shall automatically terminate as of the close of business on the date of his death, and the Executive's legal representatives shall be entitled to receive, and the Company shall pay or cause to be paid, the Executive's Base Salary in monthly installments for one year following such termination.

                  4.2 Upon Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, either permanently or so that the Executive is unable substantially and competently to perform his duties hereunder for a period of ninety (90) consecutive days or for ninety (90) days during any six (6) month period during the Term, the Company may terminate the Executive's employment hereunder. In the case of such termination, the Company shall (i) pay to the Executive the Executive's Base Salary in monthly installments for one year following such termination, and (ii) provide health insurance coverage to the Executive and his covered dependents for one year from the date thereof.

                  4.3 For Cause. This Agreement may be terminated at any time by the Company, effective immediately upon written notice to the Executive and a reasonable opportunity to cure (except in the case of matters which the Board of Directors determines in good faith are not able to be cured), for Cause and all of the Executive's rights to payments (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease immediately. The Company shall have "Cause" for termination of the Executive if any of the following has occurred:

                    (a) Executive's continued failure, whether willful, intentional or negligent, after written notice to perform substantially his duties hereunder (other than as a result of a Disability);

                    (b) dishonesty in the performance of Executive's duties hereunder;

                    (c) an act or acts on Executive's part constituting a felony under the laws of the United States or any state thereof;

                    (d) any other  willful act or omission on  Executive's  part which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries; or

                    (e) the  Executive  has breached  any  provision or covenant contained in this Agreement, including, without limitation, the covenants contained in Section 5 hereof.

                  4.4 Without Cause. The Company shall have the right to terminate the employment of the Executive without Cause at any time upon thirty
(30) days' written notice, and upon such termination the Executive shall have the right to receive (i) the Executive's Base Salary in monthly installments for one year following Executive's termination, and (ii) health insurance coverage for himself and his covered dependents for one year from the date of termination. Notwithstanding the foregoing, if during the period in which benefits continue according to the preceding sentence, the Executive finds other employment, the continuation of his health insurance coverage hereunder shall cease if his subsequent employer provides such coverage. It is further acknowledged and agreed by the parties that the actual damages to the Executive in the event of termination under this Section 4.4 would be difficult if not impossible to ascertain, and, therefore, the parties agree that the salary and benefit continuation provisions set forth hereinabove shall be the Executive's sole and exclusive remedy in the case of termination under this Section 4.4 and shall, as liquidated damages or severance pay or both, be considered for all purposes in lieu of any other rights or remedies, at law or in equity, which the Executive may have in the case of such termination. It is acknowledged and agreed that termination of this Agreement upon expiration of the Term hereof shall not be deemed to constitute a termination without Cause for purposes of this Agreement, any other agreement to which the Company and the Executive are parties, or for any other purpose.

                  4.5 Resignation Without Good Reason. The Executive shall have the right to terminate this Agreement upon sixty (60) days' written notice to the Company, and upon such termination all of the Executive's rights to payment (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease immediately.

                  4.6 Resignation For Good Reason. The Executive shall have the right to terminate this Agreement at any time, effective upon thirty (30) days' written notice to the Company, for Good Reason, and upon such termination, the Executive shall have the right to receive from the Company the Executive's Base Salary in monthly installments for one year and health care coverage for himself and his covered dependents for one year from the date of termination. Notwithstanding the foregoing, if within such one-year period after termination, the Executive finds other employment, (i) his Base Salary due for the one-year period after termination shall be reduced by the amount of his base compensation in his new employment, and (ii) the continuation of his health insurance coverage hereunder shall cease. The Executive shall have "Good Reason" for termination of this Agreement if, other than for Cause, any of the following has occurred:

               (a) the Executive's Base Salary or Cash Bonus opportunity as defined in Section 3b have been reduced other than in connection with an across-the-board reduction of executive compensation imposed by the Board of Directors in response to negative financial results or other adverse circumstances affecting the Company;

               (b) the Company has reduced or reassigned, in any material respect, the duties of the Executive hereunder as President and Chief Executive Officer; or

               (c) the Company changes the place of employment of the Executive to a location which is over fifty miles from Cedar Knolls, NJ.

                  4.7 Termination upon Change of Control. Notwithstanding any provision in this Agreement to the contrary, if the Executive is terminated by the Company without Cause upon a Change in Control (as hereinafter defined), then the provisions of this Section 4.7 shall apply and the Executive shall not receive any payments or benefits, except as provided herein. If the Executive is given the opportunity (regardless of whether he exercises such opportunity in whole, part or not at all) to sell or dispose of, on the same terms as afforded other selling equity holders, and in the same transaction or transactions, all but not less than all of the shares of common stock (including any vested options to purchase common stock) then held by him in the Company: (i) if the Return Hurdle (as hereinafter defined) has been satisfied, then the Company shall have no obligation to pay any salary and/or benefits set forth in this
Section 4, and (ii) if the Return Hurdle has not been satisfied, then the Executive shall be treated hereunder as if he resigned his employment with the Company for Good Reason pursuant to Section 4.6 hereof.

                  For purposes hereof:

         A "Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a "Group"), who prior to such time owned less than fifty percent (50%) of the then outstanding capital stock of Holdings, shall acquire such additional shares of Holding's capital stock in one or more transactions or series of transactions, and after such transaction or transactions such person or group and affiliates beneficially own fifty percent (50%) or more of Holding's outstanding capital stock, (ii) the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, owned less than fifty percent (50%) of the then outstanding capital stock of Holdings, or (iii) Holdings or the Company shall merge with or consolidate into any Group which, immediately prior to the time of such transaction, owned less than fifty percent (50%) of the then outstanding capital stock of Holdings, and shall not be the surviving corporation of such merger on consolidation.

         The "Return Hurdle" shall be satisfied if in any Change in Control the Executive receives a realized return on his investment in equity securities of Holdings equal to two times the cost of such investment. For purposes hereof, a realized return shall mean the (i) cash, (ii) market value of registered, publicly traded and tradable securities not subject to transfer restrictions or restrictions under Rule 144 of the Securities Act of 1933, as amended, and/or (iii) fair value (as determined by the Board of Directors of the Company acting in good faith) of all other securities, in each case received (or, in the case of a recapitalization transaction, retained) by Executive in any Change in Control.

         5.  Protection of Confidential Information; Non-Competition.
             -------------------------------------------------------

                  5.1 Acknowledgment. The Executive agrees and acknowledges that in the course of rendering services to the Company and its clients and customers he will have access to and become acquainted with confidential information about the professional, business and financial affairs of the Company. The Executive acknowledges that the Company is engaged in a highly competitive business and the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. The Executive agrees and acknowledges that reasonable limits on his ability to engage in activities competitive with the Company are warranted to protect its substantial investment in developing and maintaining its status in the marketplace, reputation and good will. The Executive recognizes that in order to guard the legitimate interests of the Company it is necessary for it to protect all confidential information. The existence of any claim or cause of action by Executive against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement. The Executive further agrees that his obligations under Sections 5.2 and 5.3 shall be absolute and unconditional.

                  5.2 Confidential Information. During and at all times after the Term, the Executive shall keep secret all confidential matters and materials of the Company (including subsidiaries or affiliates), including, without limitation, know-how, trade secrets, mail order and customer lists, pricing policies, operational methods, any information relating to the Company's (including any subsidiaries or affiliates) products, processes, customers and services and other business and financial affairs of the Company (collectively, the "Confidential Information"), to which he has had or may have access and shall not disclose such Confidential Information to any person other than the Company, its authorized employees and such other persons to whom the Executive has been instructed to make disclosure by the Board, in each case only to the extent required in the course of the Executive's service to the Company or as otherwise expressly required in connection with court process. "Confidential Information" shall not include any information which is in the public domain during the period of service of the Executive, provided such information is not in the public domain as a consequence of disclosure by the Executive in violation of this Agreement.

                  5.3 Non-Competition and Non-Solicitation. In consideration of the Company's obligations hereunder, during the period of the Executive's employment (for purposes of this Section 5.3, the "Employment Period"), and for a period of one (1) year thereafter, the Executive shall not, in any capacity, whether for his own account or for any other person or organization, directly or indirectly, (i) within the United States and Canada (a) own, operate, manage, or control, or (b) serve as an officer, director, partner, employee, agent, consultant, advisor or developer or in any similar capacity to, or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise which competes directly with any product line of the Company which is material to the business of the Company or call upon, solicit, divert, take away or attempt to solicit any of the customers or suppliers or any other business contacts of the Company; or (ii) for the lesser of (x) three (3) years after the end of the Employment Period and (y) one year after a Change of Control has occurred, solicit, hire, offer to hire, entice away or in any manner persuade or attempt to persuade any officer, employee or agent of the Company (including any subsidiaries or affiliates thereof) to discontinue his or her relationship with the Company or such subsidiaries or affiliates.

                  5.4 Modification. The parties agree and acknowledge that the duration, scope and geographic area of the covenants described in this Section 5 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of the Company, that adequate consideration has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that the restrictions in this
Section 5 are not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 5 as will render such restrictions valid and enforceable.

                  5.5 Remedies for Breach. The Company and the Executive agree that the restrictive covenants contained in this Agreement are severable and separate, and the unenforceability of any specific covenant herein shall not affect the validity of any other covenant set forth herein. In the event that a court of competent jurisdiction should determine that the time or territorial restrictions are unreasonable in their scope, then, and in that event, the court shall insert reasonable limitations and enforce the restriction in accordance therewith. The Executive acknowledges that the Company will suffer irreparable harm as a result of a breach of such restrictive covenants by the Executive for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by the Executive of any provision of this Agreement, the Company shall, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including, without limitation, specific performance, injunctive relief, a temporary restraining order, and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of Sections 5.2 and 5.3, without the necessity of proving damages, posting a bond or other security, and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Agreement against the Executive, and the Executive hereby consents to the entry of such relief against him and agrees not to contest such entry. Such relief shall be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. The Executive shall not defend on the basis that there is an adequate remedy at law.

         6. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

                  (a)  For notices and communications to the Company

                                    American Safety Razor Company
                                    240 Cedar Knolls Road
                                    Cedar Knolls, NJ  07927
                                    Fax:  (973) 326-9004
                                    Attn: Chief Financial Officer
                           with a copy to:

                                    J.W. Childs Associates, Inc.
                                    One Federal Street
                                    Boston, Massachusetts 02110
                                    Fax: (617) 753-1101
                                    Attn: Adam L. Suttin

                    (b) For notices and communications to the Executive,  to the address set forth below his signature hereto.

Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

         7.       General.
                  -------

                  7.1 Governing Law. This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

                  7.2 Amendment: Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

                  7.3 Successors and Assigns. This Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to its assets or business.

                  7.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered to have the force and effect of an original.

     7.5 Attorneys' Fees. Each arty shall bear the costs of any legal and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal as of the date first above written.

                                AMERICAN SAFETY RAZOR COMPANY


                                By: /s/Adam Suttin
                                    --------------------------------
                                Name: Adam Suttin
                                Title: Vice President


                                EXECUTIVE:

                                /s/James D. Murphy

                                JAMES D. MURPHY

                                Address:

                                21 Bissell Road
                                Lebanon, NJ  08833